SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2003

FLEXIINTERNATIONAL SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23453	06-1309427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Enterprise Drive, Shelton, Connecticut 06484
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (203) 925-3040

N/A
(Former name or former address, if changed since last report)

Item 7.     Financial Statements and Exhibits

                       (a)     Not applicable.

                       (b)     Not applicable.

                       (c)     Exhibits.

Exhibit No.	Description
20	Press release dated July 25, 2003 of FlexiInternational Software, Inc.

Item 12.     Results of Operations and Financial Condition

       On July 25, 2003, FlexiInternational Software, Inc. (the "Company") issued a press release announcing certain information concerning the Company's results of operations for the quarter and six months ended June 30, 2003 and its financial condition at June 30, 2003. The information regarding the quarter and six months ended June 30, 2003 that is required to be reported pursuant to Item 12 of a Current Report on Form 8-K is contained in the press release under the caption "Financial Results" and in the Condensed Consolidated Statements of Operations and Consolidated Balance Sheets included in the press release. A copy of the press release is filed as an exhibit hereto.

Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexiInternational Software, Inc.

Date: July 31, 2003	By:	/s/ STEFAN R. BOTHE
Stefan R. Bothe
Chairman of the Board, Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
20	Press release dated July 25, 2003 of FlexiInternational Software, Inc.

CONTACT: FlexiInternational Software, Inc.
Gina L. Natalino
Investor Relations
(239) 949-1700 Ext. 119
www.flexi.com

FLEXIINTERNATIONAL SOFTWARE ANNOUNCES PROFIT
FOR SECOND QUARTER 2003

License Revenue Increased 58% Over Prior Year Quarter

SHELTON, CT, July 25, 2003 - FlexiInternational Software, Inc. ("Flexi") (OTCBB:FLXI.OB), a leading designer, developer and marketer of financial and accounting software and services, today announced its results for the quarter ended June 30, 2003.

Financial Results
For the second quarter 2003, total revenues were $1,905,000 compared to total revenues of $1,858,000 for the second quarter 2002. The current period revenues includes $357,000 from our share of the sale of Core3, Inc., one of our Business Process Outsourcing Partners (BPO), to Ephinay, Inc. during the quarter. Net income for the second quarter 2003 was $104,000 or $0.01 per share, compared to $230,000 or $0.01 per share for the corresponding period of 2002.

For the six-month period ended June 30, 2003, the Company reported revenues of $3,741,000 compared to revenues of $4,133,000 for the same period in 2002. Net income for the six-month period was $438,000 or $0.02 per share, compared to $777,000 or $0.04 per share for the corresponding period of 2002.

Second quarter 2003 software license revenue was $477,000 compared to $301,000 for the same period last year and for the six-month period ended June 30, 2003, software license revenue was $1,178,000 compared to $467,000 for the six-month period ended June 30, 2002. For the three-month period ending June 30, 2003, the service and maintenance revenue was $1,071,000 compared to $1,557,000 for the same period in 2002 and for the six-month period ended June 30, 2003, service and maintenance revenue was $2,206,000 compared to $3,166,000 in the same six-month period in 2002.

Comments from Management
Stefan R. Bothe, Chairman and Chief Executive Officer said, "We are pleased to report our thirteenth-out of the last fourteen-profitable quarter. We increased our license revenue over prior year's first quarter by 58%, and total revenue was ahead of prior year's second quarter and prior quarter. We are pleased with the increased activities from our Flexi Industry Partners who contributed significantly to our second quarter license revenue. We will continue to focus much of our efforts in 2003 on signing software partners which will either resell our standard financial software or include FlexiFinancials as part of their own industry specific solutions. We are also pleased to report that the sale of Core3, one of our BPO partners, was concluded successfully this quarter and positively impacted our financial results. We helped Core3 financially and otherwise in 2001 to become a regional partner for our BPO solution and expect this relationship to grow in the future."

About FlexiInternational Software
FlexiInternational Software, Inc., headquartered in Shelton, CT, with operations in the US and UK, is a leading provider of financial and accounting software and services. The Flexi Financial Enterprise Suite consists of FlexiFinancials, a full range of accounting solutions and financial management and data warehouse applications that offer efficient processing and analysis of enterprise financial data for mid-size and large companies. Flexi markets its software directly and through partners for in-house installations at its target companies as well as a business process outsourcing (BPO) service to those companies which want to outsource their back office accounting operations. Additional information is available at www.flexi.com.

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statement of historical fact may be deemed to be forward-looking statements. Without limitation, the words "anticipated," "expected" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new products, and general economic and industry conditions, as well as other risks included in the Company's reports as filed with the Securities and Exchange Commission. FlexiInternational Software, Inc. assumes no obligation to update the information contained in this press release.

FlexiInternational Software, Inc. and Subsidiary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2003	2002	2003	2002
Revenues:
Software license	$477	$301	$1,178	$467
Service and maintenance	1,071	1,557	2,206	3,166
Other operating revenue	357	0	357	500
Total revenues	1,905	1,858	3,741	4,133

Cost of revenues:
Software license	4	63	40	82
Service and maintenance	391	491	841	1,076
Other operating revenue	272	0	272	0
Total cost of revenues	667	554	1,153	1,158

Gross profit	1,238	1,304	2,588	2,975

Operating expenses:
Sales and marketing	365	381	792	738
Product development	357	339	675	719
General and administrative	405	351	668	726
Total operating expenses	1,127	1,071	2,135	2,183

Operating income	111	233	453	792

Net interest income (expense)	(7)	(3)	(15)	(15)

Income before income taxes	104	230	438	777
Provision for income taxes	-	-	-	-
Net income	$104	$230	$438	$777

Basic net income per share	$0.01	$0.01	$0.02	$0.04
Weighted average common shares outstanding	17,784	17,784	17,784	17,784

Diluted net income per share	$0.01	$0.00	$0.02	$0.04
Weighted average common shares outstanding	17,784	17,784	17,784	17,784

FlexiInternational Software, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30,	December 31,
	2003	2002
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 1,026	$ 892
Interest bearing deposits	287	37
Accounts receivable, net of allowance for doubtful accounts	675	1,034
Prepaid expenses and other current assets	398	219
Total current assets	2,386	2,182

Property and equipment at cost, net of accumulated depreciation	239	295
Other assets	392	664

Total assets	$3,017	$3,141

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable and accrued expenses	$778	$916
Current portion of long term liabilities	437	611
Deferred revenues	2,382	2,480
Total current liabilities	3,597	4,007

Long term portion of notes payable and accrued liabilities	663	811
Total liabilities	4,260	4,818

Stockholders' deficit:
Common stock: $.01 par value; 50,000,000 shares authorized; 17,784,181 shares issued and outstanding	178	178
Additional paid-in capital	56,117	56,117
Accumulated deficit	(57,795)	(58,233)
Other accumulated comprehensive income	257	261
Common stock in treasury at cost - 0 shares, respectively	0	0
Total stockholders' deficit	(1,243)	(1,677)

Total liabilities and stockholders' deficit	$3,017	$3,141